EXHIBIT A










                          EASYLINK SERVICES CORPORATION








                          REGISTRATION RIGHTS AGREEMENT















                            Dated as of June 1, 2001

                          EASYLINK SERVICES CORPORATION

                          REGISTRATION RIGHTS AGREEMENT



         This Registration Rights Agreement is made as of June 1, 2001 (the "Agreement") by and between EasyLink Services Corporation, a Delaware corporation ("EasyLink") and GATX Technology Services Corporation, a Delaware corporation ("GATX"). One or more additional securityholders of EasyLink may become a party to this Agreement by signing an Accession Agreement agreeing to bound by the terms and conditions hereof; in such case the securities specified therein shall be deemed to be Registrable Securities (as defined below) hereunder. As used herein, "Holders" shall mean GATX and such securityholders who enter into an Accession Agreement with EasyLink, and "Holder" shall mean any one of such Holders.

                                    RECITALS


         A. EasyLink desires to sell and issue to GATX and to the other Holders and GATX and such other Holders desire to purchase from EasyLink shares (the "Shares") of Class A common stock, par value $.01 per share ("Class A Common Stock"), Convertible Notes (the "Notes") and warrants ("Warrants"; the Shares, the Warrants and the Notes are sometimes collectively referred to herein as the "Securities") to purchase Class A common stock pursuant to one or more modification and/or restructuring agreements (the "Restructuring Agreements").

         B. In order to induce GATX to purchase the Securities pursuant to the Restructuring Agreements, EasyLink desires to grant to GATX and the other Holders certain registration rights with respect to the Shares and all of the shares of Class A common stock issuable upon conversion of the Notes or upon exercise of the Warrants (the "Conversion Shares"), all on the terms and conditions set forth herein.

         In consideration of the foregoing and the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  As used in this Agreement, the following terms shall have the following respective meanings:

                  "Act" means the U.S. Securities Act of 1933, as amended from time to time.

                  "Agreement" means this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "Class A Common Stock" has the meaning set forth in the recitals above.

                  "Conversion Shares" has the meaning set forth in the recitals above.

                  "Mandatory Registration" has the meaning set forth in Section 2.01(a) of this Agreement.

                  "Holders" has the meaning set forth in the preface above.

                  "Indemnified Party" and "Indemnifying Party" have the meanings set forth in Section 2.07(c) of this Agreement.

                  "Piggyback  Registration" has the meaning set forth in Section
2.02 of this Agreement.

                  "Registrable Securities" means (i) the Shares and the Conversion Shares, (ii) any Class A common stock of EasyLink issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the securities referenced in clause (i) and this clause (ii), and (iii) any other shares of capital stock of EasyLink into or for which the securities referenced in clauses (i) and (ii) may be converted into or exchanged pursuant to a recapitalization or reclassification of EasyLink's capital stock; provided, however, that Registrable Securities shall not include any securities that (w) have been registered and sold pursuant to the Act, (x) have been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Act, (y) are eligible for public resale under Rule 144(k) under the Securities Act or in accordance with the law governing any non-U.S. exchange where the Common Stock is publicly listed or (z) have been sold in a transaction exempt from registration under the Act so that all transfer restriction and restrictive legends with respect thereto are removed upon consummation of such sale.

         "Registration Expenses" means all expenses incident to EasyLink's performance of or compliance with this Agreement, including, without limitation,
(i) all registration, filing, securities exchange listing, rating agency and National Association of Securities Dealers fees, (ii) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws of all jurisdictions in which the securities are to be registered and any legal fees and expenses incurred in connection with the blue sky qualification of the Registrable Securities and the determination of their eligibility for investment under the laws of all such jurisdictions, (iii) all word processing, duplicating, printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for EasyLink and of its independent public accountants, including, without limitation, the expenses of any special audits or "cold comfort" letter required by or incident to such performance and compliance, (v) in connection with any firm commitment, underwritten offering, the reasonable fees and disbursements of any one counsel or one accounting firm retained by GATX, not to exceed $15,000 in the aggregate for all of such fees and disbursements, (vi) premiums and other costs of policies of insurance of EasyLink against liabilities arising out of the public offering of the Registrable Securities being registered to the extent EasyLink elects to obtain such insurance, and (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions), if any, relating to the Registrable Securities.

         "SEC" means the U.S. Securities and Exchange Commission.

Other capitalized terms that are used herein that are not defined herein shall have the respective meanings ascribed to such terms in the Restructuring Agreements.


                                   ARTICLE II

                               REGISTRATION RIGHTS

                  EasyLink, GATX and the other Holders covenant and agree as follows:

         SECTION 2.01        Mandatory Registration

         (a) Registration Obligation. Within 45 days from the Closing of the Restructuring Agreements, EasyLink agrees to prepare and file a registration statement on Form S-3 or such other form that EasyLink may then use for an offering to be made on a continuous basis pursuant to Rule 415 (the "Registration Statement") covering all of the Registrable Securities and to use reasonable commercial efforts to cause the Registration Statement to become effective as soon as practicable thereafter (the "Mandatory Registration"); provided, however, in no event, however, shall EasyLink be required to file more than one registration statement unless the offering of Registrable Securities pursuant thereto is suspended, blocked by any stop order, injunction or other order of the SEC or any governmental agency or court, or withdrawn after the Mandatory Registration has become effective, in which event such Mandatory Registration will be deemed not to have been effected pursuant to this Section 2.01.

         SECTION 2.02 Piggyback Registration.

         (a) Right to Piggyback. If EasyLink proposes to register any of its securities under the Act in connection with a firm commitment underwritten offering (other than registrations solely for the registration of shares in connection with an employee benefit plan or a merger or consolidation and other than pursuant to Section 2.01) at any time before all of the Registrable Securities are eligible for public resale by Holders pursuant to Rule 144(k) under the Act, whether or not for sale for EasyLink's own account, and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), EasyLink will at each such time give prompt written notice to Holders of its intention to do so and of Holders's rights under this Section 2.02. Upon the written request of any Holders made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by Holders and the intended method of distribution thereof), EasyLink will use its reasonable commercial efforts to effect the registration under the Act of all Registrable Securities which EasyLink has been so requested to register by Holders, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, EasyLink shall determine for any reason not to register or to delay registration of such securities, EasyLink may, at its election, give written notice of such determination to Holders and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses under Section 2.05 in connection therewith), without prejudice, however, to the rights of Holders to request that such registration be effected as a Mandatory Registration under Section 2.01, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.02 shall relieve EasyLink of its obligation to effect any Mandatory Registration upon request under Section 2.01.

         (b) Priority in Piggyback Registrations. If the managing underwriter of a Piggyback Registration advises EasyLink in writing that, in its opinion, the number of shares of Registrable Securities requested or proposed to be included in such offering exceeds the number that can be sold in such offering without materially affecting the offering price of any such securities, EasyLink shall include in such registration (i) first, to the extent that securities of
EasyLink are included in such registration, (A) such securities proposed to be sold by EasyLink and (B) the securities of EasyLink held by persons who have preferential registration rights to include such securities in such Piggyback Registration in accordance with the agreements with respect to such registration rights between EasyLink and Holders; and (ii) second, to the extent that such Registrable Securities may be included in such registration without materially affecting the offering price of the securities referred to in clause (i), in the opinion of such managing underwriter, the Registrable Securities requested by Holders to be included in such Piggyback Registration pursuant to Section 2.02(a) and any other securities of EasyLink held by persons other than Holders having rights to participate in such Piggyback Registration that are non-preferential to Holders of the Registrable Securities, pro rata among all such holders on the basis of the total number of securities of EasyLink, including Registrable Securities, requested to be included therein.

         (c) Selection of Underwriters. EasyLink shall select the investment banker(s) and manager(s) for the offering under Section 2.02.

         (d) Underwritten Piggyback Registrations. If EasyLink at any time proposes to register any of its securities under the Act as to which rights under this Section 2.02 have been exercised and such securities are to be distributed by or through one or more underwriters, EasyLink will, if requested by Holders as provided in Section 2.02(a) and subject to the provisions of
Section 2.02 (a) and (b), use its reasonable commercial efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by Holders among the securities to be distributed by such underwriters. Holders shall be a party to the underwriting agreement between EasyLink and such underwriters and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, EasyLink to and for the benefit of such underwriters shall also be made to and for the benefit of Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of Holders. Holders shall not be required to make any representations or warranties to or agreements with
EasyLink  or  the  underwriters  other  than   representations,   warranties  or
agreements regarding Holders, Holders's title to Registrable Securities and Holders's intended method of distribution and any other representation required by law.

         SECTION 2.03 Obligations of EasyLink. In furtherance of its obligations under Section 2.01 or 2.02 to use its commercially reasonable efforts to effect the registration of the Registrable Securities, EasyLink shall, as expeditiously as reasonably possible,

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective until (i) in the case of a Mandatory Registration, the time when all Registrable Securities are eligible for sale by Holders pursuant to Rule 144(k) and (ii) in the case of a Piggyback
Registration, until 90 days after the effectiveness of such registration statement;

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration until the earlier of the time periods specified in Section 2.03(a) and such time as all of such securities have been disposed of in accordance with the intended methods of disposition by Holders set forth in such registration statement;

                  (c) Furnish to Holders such numbers of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits) and prospectus, including any preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of the Registrable Securities;

                  (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions (domestic or foreign) as Holders shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable Holders to consummate the disposition in such jurisdictions of the securities owned by Holders, except that EasyLink shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 2.03(d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                  (e) Use its reasonable commercial efforts to (i) obtain the withdrawal of any order suspending the effectiveness of such registration statement or sales thereunder at the earliest possible time and (ii) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Holders to consummate the disposition of such Registrable Securities;

                  (f) In connection with any firm commitment underwritten offering, furnish to Holders a signed counterpart, addressed to Holders (and the underwriters, if any) of

                            (i)   an  opinion of  counsel for EasyLink dated the
date of the closing under the underwriting agreement, reasonably satisfactory in form and substance to such underwriter, and

                            (ii)  a  "comfort" letter, dated the  effective date
of such registration statement (and dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified EasyLink's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

                  (g) Notify in writing Holders, at any time when a prospectus relating thereto is required to be delivered under the Act, (a) upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and (b) of any request for any amendment of or supplement to any registration statement or other document relating to such offering promptly after receipt of such request from the SEC or any other regulatory body or other body having jurisdiction and, in either case, at the request of Holders promptly prepare and furnish to Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (h) Otherwise comply with all applicable federal and state securities laws and rules and regulations of the SEC, and will furnish to Holders draft and final versions of each registration statement and prospectus used in connection therewith prior to the filing thereof, and any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which Holders shall have reasonably objected on the grounds that such registration statement, prospectus, amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

                  (i) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                  (j) Use its reasonable commercial efforts to list all Registrable Securities covered by such registration statement on each securities exchange and inter-dealer quotation system on which similar securities issued by EasyLink are then listed.

                  (k) EasyLink may require Holders as to which any registration is being effected to furnish EasyLink such information regarding Holders and the distribution of such securities as EasyLink may from time to time reasonably request in writing to the extent necessary to comply with applicable securities laws in connection with the preparation and filing of such registration statement.

         Section 2.04      Furnish Information.

                  It shall be a condition precedent to the obligations of EasyLink to take any action pursuant to Article 2 that Holders shall furnish to EasyLink such information regarding Holders, the Registrable Securities held by Holders and the intended method of disposition thereof as EasyLink or its appointed agents shall reasonably request and as shall be required in connection with the action to be taken by EasyLink.

         Section 2.05      Registration Expenses.

                  In the case of any registration  effected  pursuant to Section
2.01 or 2.02, EasyLink shall bear all Registration Expenses; provided, however, that Holders shall bear the fees and costs of its own counsel (other than to the extent provided in the definition of "Registration Expenses" in connection with a firm commitment, underwritten offering) and all brokers' discounts and commissions with respect to the Registrable Securities sold by such Person.

         Section 2.06 Use of Prospectus. Each of the Holders agrees that if EasyLink notifies Holders in writing of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, Holders will discontinue immediately its disposition of securities pursuant to the registration statement until Holders receives copies of an amended or supplemented prospectus, and if so directed by EasyLink, will deliver to EasyLink all copies then in Holders's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.


         Section 2.07        Indemnification.   If  any  Registrable  Securities
are included in a registration statement pursuant to Section 2.01 or 2.02, then,

                  (a) EasyLink shall indemnify and hold harmless Holders, agents for and officers and directors of Holders, any underwriter of the Registrable Securities and each Person, if any, who controls any such Person within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained in the registration statement, or any amendments or supplements to the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or any violation by EasyLink of any rule or regulation promulgated under the Act or any state securities law or rule or regulation applicable to EasyLink, and will reimburse Holders, the agents for, and officers and directors of Holders, any underwriter of the Registrable Securities or any such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that EasyLink shall not be liable to Holders or any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission based upon and in conformity with information furnished to EasyLink in writing by Holders expressly for use in such registration statement or prospectus.

                  (b) Holders shall indemnify and hold harmless EasyLink, each of its directors and each of its officers who have signed such registration statement against any losses, claims, damages or liabilities to which EasyLink or any such director or officer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained in the registration statement or any amendments or supplements to the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, or amendments or supplement thereto, in reliance upon and in conformity with information furnished by Holders in writing expressly for the purpose of inclusion in such registration statement, preliminary prospectus or amendments or supplements, and Holders will reimburse any legal or other expenses actually and reasonably incurred by EasyLink or any such director, officer or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that Holders's liability under this Section 2.06(b) shall not exceed the amount of the gross proceeds of the offering of Holders's Registrable Securities included therein.

                  (c) Each party entitled to indemnification (the "Indemnified Party") shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense; provided, further, that the failure by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.06, except to the extent that the failure results in an omission of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.


         SECTION 2.08 Contribution. (a) If the indemnification provided for in Section 2.07 is unavailable to the Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statement or omission which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement (or alleged untrue statement) of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in this Article 2 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

                           (b) No person guilty of fraudulent  misrepresentation
(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


         SECTION 2.09 Transfer of Registration Rights. The registration rights of Holders under this Article 2 may be assigned and transferred (i) by Holders to any Affiliate of Holders to whom any of the Securities or Conversion Shares owned by Holders are transferred, and (ii) by Holders to any transferee who acquires a majority of the Registrable Securities (adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations) initially issued to Holders; provided, however, that EasyLink is given written notice by Holders at the time of such assignment and transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Article 2 are being assigned and transferred. For the purposes of this Section 2.09, a change in control of an Affiliate of Holders holding shares entitling such Affiliate to the registration rights hereunder, such that such Affiliate is subsequent to such change of control no longer an Affiliate of Holders, shall be deemed an attempted transfer of the registration rights hereunder and such former Affiliate of Holders shall not be entitled to such registration rights except to the extent such transfer would be permitted under clause (ii) above.


                                  ARTICLE III

                                 MISCELLANEOUS

         SECTION 3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto (including permitted transferees of any shares of Registrable Securities). Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liability under or by reason of this Agreement, except as expressly provided in this Agreement.

         Section 3.01 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five

(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand or transmitted via facsimile (confirmed by letter sent by first class mail, postage prepaid with the U.S. Postal Service or other applicable postal service), or (c) one business day after the business day of deposit with Federal Express or similar reputable, international overnight courier, freight prepaid. Such notices, demands and other communications shall be sent to EasyLink at the address set forth below and to Holders at such address set forth on Schedule A to the Restructuring Agreements or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. The address for EasyLink is:

                  EasyLink Services Corporation
                  399 Thornall Street
                  Edison, NJ 08837
                  Attention: Thomas Murawski, Chief Executive Officer

                  Fax No.: ________________

                  with a copy at the same address (Fax number 212-298-8352) to:

                  David W. Ambrosia, Esq.

or at such other address as a party may designate by ten (10) days advance written notice to the other party pursuant to the provisions above.

         Section 3.02 Enforcement. The parties agree that each Holder has an independent right to enforce EasyLink's performance of the provisions of this Agreement and that any Holder may bring an action or proceeding against EasyLink in connection with this Agreement without notice to any other Holder. Each Holder further agrees that they are neither necessary nor indispensable parties in an action brought by another Holder against EasyLink in connection with this Agreement.

         Section 3.03        Governing Law; Forum and Consent to Jurisdiction.

         (a) Governing Law.   This Agreement  shall be construed and enforced in
accordance with, and the rights of the parties shall be governed by, the law of the State of Florida.

         (b) Submission to Jurisdiction; Service of Process. (i) EasyLink and Holders agree that any action or proceeding brought by Holders in connection with this Agreement may be brought (and any action or proceeding brought by EasyLink against Holders in connection herewith shall exclusively be brought) in the courts of the State of New York sitting in the Borough of Manhattan or of the United States of America for the Southern District of New York and, by
execution and delivery of this Agreement, EasyLink and Holders hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding by EasyLink or Holders in such non-exclusive jurisdictions.

         (ii) EasyLink hereby irrevocably appoint CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, NY 10019, United States of America, as their agent to receive on their behalf service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. EasyLink irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to it at its address set forth in this Agreement or to the Process Agent at its address specified above.

         Section 3.04 Waivers; Amendments. The waiver by the undersigned of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach. This Agreement may be amended, and any provision of this Agreement may be waived, only by a written amendment executed by (i) in the case of any amendment affecting the rights or obligations of EasyLink, EasyLink and (ii) in the case of any amendment affecting the rights or obligations of Holders, holders of a majority of the Registrable Securities then outstanding (including Conversion Shares issuable upon conversion of then outstanding Notes and Warrants).

         Section 3.05 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction and interpretation of this Agreement.

         Section 3.06 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         Section 3.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement may contain more than one counterpart of the signature page and may be executed by the affixing of the signatures of each of the parties hereto to one of these counterpart signature pages. All of the counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

         Section 3.08 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         Section 3.09 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

         Section 3.10 Entire Agreement. This Agreement contains the entire agreement of the parties hereto. The parties hereto are not bound by any oral statements that are made outside of this Agreement.

                  WHEREAS, the parties hereto have executed this Agreement as of the date first above written.


                                  EASYLINK SERVICES CORPORATION


                                  By:
                                       --------------------------------------
                                       Thomas Murawski
                                       Chief Executive Officer